Exhibit 20.1

ARRAN  FUNDING  LIMITED - SERIES 05-A
-------------------------------------

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-A

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                    March 15, 2006

                          RATING (S&P/Moodys/Fitch)          POOLFACTOR         PAY                        COUPON
TRANCHE       CURRENCY     ORIGINAL        CURRENT       ORIGINAL   CURRENT   FREQUENCY           BASIS            CURRENT
---------------------------------------------------------------------------------------------------------------------------
Class A         USD      AAA /Aaa/AAA    AAA /Aaa/AAA      100%      100%      Monthly     1 Mth LIBOR + 0.02%      4.590%
Class B         USD         A/A1/A          A/A1/A         100%      100%      Monthly     1 Mth LIBOR + 0.18%      4.750%
Class C         USD      BBB/Baa2/NR     BBB/Baa2/NR       100%      100%      Monthly     1 Mth LIBOR + 0.32%      4.890%

        Scheduled start of Controlled Accumulation Period:  1 June, 2007
        Expected maturity:                                  15 December, 2008
        Legal final maturity:                               15 December, 2010
        Structure:                                          Sr/sub Seq Pay
        Tax Election:                                       Debt
        Amort. Type:                                        Soft Bullet
        Transferors:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
        Originators:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
        Servicer:                                           RBS Cards, a division of The Royal Bank of Scotland plc
        Trustee:                                            Bank of New York (The)
        Underwriter:                                        The Royal Bank of Scotland plc

Pool Performance
--------------------------------------------------------------------------------------------------------------------
Month end       Gross     Expense    Gross Charge    Net Charge      Excess        Excess       Transferor Interest
              Yield (%)   Rate (%)   Off Rate (%)   Off Rate (%)   Spread (%)    Spread (%)         %         Min %
                                                                                Roll 1/4 Ave
28 Feb 2006    18.24%      5.09%         5.88%         5.76%         7.40%           N/A          44.54%        6%
31 Jan 2006    19.99%      5.44%         6.22%         6.17%         8.38%           N/A          45.20%        6%
31 Dec 2005    19.85%       N/A          6.16%         6.12%          N/A            N/A          46.35%        6%
--------------------------------------------------------------------------------------------------------------------

   Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

           The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                      (% Pool)
                ----------------------------------------------------
Month end       30-59 days    60-89 days    90-179 days    180+ days      Total
---------       ----------    ----------    -----------    ---------      -----

28 Feb 2006       1.32%         0.97%          2.32%         3.24%        7.85%
31 Jan 2006       1.27%         0.93%          2.27%         3.11%        7.58%
31 Dec 2005       1.17%         0.92%          2.18%         2.99%        7.26%
--------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                      Payments                                Pool balance
                 -------------------------------              ------------
Month End         Total ((pound)000)    Rate (%)               (pound)000

28 Feb 2006           1,071,000          20.30%                 5,212,805
31 Jan 2006           1,239,175          23.00%                 5,275,021
31 Dec 2005           1,200,030          22.33%                 5,388,175
--------------------------------------------------------------------------------

--------------------------------------------------
Average Actual Balance:          (pound)     1,115

Number of Accounts:                      4,677,142
--------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of March, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business


                                        6